     As filed with the Securities and Exchange Commission on June 30, 2000

                                              Registration Statement No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _________________________
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           _________________________
                            BOSTON PROPERTIES, INC.
            (Exact name of Registrant as specified in its charter)

                Delaware                                    04-2473675
      (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

                        800 Boylston Street, Suite 400
                       Boston, Massachusetts 02199-8001
                                (617) 236-3300
  (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                        Mortimer B. Zuckerman, Chairman
            Edward H. Linde, President and Chief Executive Officer
                            BOSTON PROPERTIES, INC.
                        800 Boylston Street, Suite 400
                       Boston, Massachusetts 02199-8001
                                (617) 236-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                         _____________________________
                                   Copy to:
                            GILBERT G. MENNA, P.C.
                           ETTORE A. SANTUCCI, P.C.
                          Goodwin, Procter & Hoar LLP
                                Exchange Place
                       Boston, Massachusetts  02109-2881
                                (617) 570-1000
                         _____________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.____

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box._____

    If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   X    333-68379
                                                        -----

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.__

                                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                       Proposed Maximum      Proposed Maximum
Title of Shares Being Registered    Amount to be      Offering Price Per     Aggregate Offering        Amount of
                                    Registered(2)        Share(3)            Price(3)               Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
        per share(1)                   18,961            $37.21875              $705,704.71875            $186.31
 =======================================================================================================================

(1) This Registration Statement also relates to the rights to purchase shares of Series E Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated June 16, 1997. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the Common Stock.

(2) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, split-up recapitalization or other similar event.

(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices on the New York Stock Exchange on June 23, 2000.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

================================================================================

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the Registration Statement on Form S-3 filed by Boston Properties, Inc. with the Securities and Exchange Commission (File No. 333-68379) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS

          *5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities and interests being registered.

          *23.1 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants

          *23.2     Consent of Goodwin, Procter & Hoar  LLP (included as part of
                    Exhibit 5.1 hereto)

_____________________
*Filed herewith

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Boston Properties, Inc. certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 30th day of June, 2000.

                                BOSTON PROPERTIES, INC.


                                By: /s/ Edward H. Linde
                                    ----------------------------------------
                                    Name: Edward H. Linde
                                    Title: President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                   Title                                       Date
         *                          Chairman of the Board of Directors                    June 30, 2000
----------------------------
Mortimer B. Zuckerman

 /s/ Edward H. Linde                President and Chief Executive Officer,                June 30, 2000
----------------------------
Edward H. Linde                     Director (Principal Executive Officer)

         *                          Chief Financial Officer (Principal Financial          June 30, 2000
----------------------------
David G. Gaw                        Officer and Principal Accounting Officer)

         *                          Director                                              June 30, 2000
----------------------------
Alan J. Patricof

         *                          Director                                              June 30, 2000
----------------------------
Ivan G. Seidenberg

        *                           Director                                              June 30, 2000
----------------------------
Martin Turchin

        *                           Director                                              June 30, 2000
----------------------------
Alan B. Landis

                                    Director
____________________________
Richard E. Salomon



* By: /s/ Edward H. Linde                                                                 June 30, 2000
----------------------------
Edward H. Linde
Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit No.         Description of Exhibit
-----------         ----------------------

*5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities and interests being registered.

*23.1               Consent of PricewaterhouseCoopers LLP, Independent Public
                    Accountants

*23.2               Consent of Goodwin, Procter & Hoar LLP (included as part of
                    Exhibit 5.1 hereto)

__________________
*Filed herewith